1 Carlyle Secured Lending, Inc. Quarterly Earnings Presentation December 31, 2025

Disclaimer and Forward-Looking Statement This presentation (the “Presentation”) has been prepared by Carlyle Secured Lending, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “CGBD” or the “Company”) (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on February 25, 2026 and the Company’s 2025 Annual Report on Form 10-K for the year ended December 31, 2025. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company. This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks. This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward- looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission (the “SEC”), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation. CGBD is managed by Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser”), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. (together with its affiliates, “Carlyle”). This Presentation contains information about the Company and certain of its affiliates and includes the Company’s historical performance. You should not view information related to the past performance of the Company as indicative of the Company’s future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historical rates or will be paid at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity. 2

• Enhanced our liability structure, decreasing our weighted average cost of debt by 10 bps and extending our maturity profile with limited maturities before 2030 • Issued $300.0 million 5.75% unsecured 2031 Notes and entered into an interest rate swap at SOFR + 2.31% • Fully redeemed the $85.0 million 8.20% unsecured 2028 Notes and terminated the associated interest swap • Repaid in full the $175.0 million CSL III SPV Facility and terminated the facility • Repurchased $13.9 million of shares during the quarter at an average discount to 9/30/25 NAV per share of 22.6% resulting in $0.06 per share of NAV accretion. As of 12/31/25, we have repurchased $171.6 million of shares inception to date • As of 12/31/25, the total fair value of the portfolio increased to $2.5 billion across 165 portfolio companies with a weighted average yield of 10.1%(3) driven by net investment activity of $192.8 million(4) • CGBD had record originations during the quarter of $404.7 million, with a weighted average yield of 8.8%(4), and total repayments and sales during the quarter were $212.0 million with a weighted average yield of 9.8%(4) • Credit Fund continues to grow and now has investments of $957.8 million, including $215.2 million in purchases from CGBD in Q4, driving an annualized yield of 15.3% to CGBD • As of 12/31/25, non-accrual investments of 1.8% and 1.2% of the total portfolio based on amortized cost and fair value, respectively, remained relatively flat from prior quarter Q4 2025 Quarterly Highlights 3 Note: Per share amounts within this presentation apply to common shares of the Company unless otherwise noted. (1) Net investment income after adjusting for the (i) effect of amortization on asset acquisition accounting and (ii) one-time purchase or non-recurring investment income and expense events, including the effects on incentive fees is defined as Adjusted Net Investment Income. See appendix for a description of non-GAAP measures. (2) Refer to page 13 for further details around spillover income (3) Weighted average yields exclude investments placed on non-accrual status. Weighted average yields of income producing investments include Credit Fund, as well as income producing equity investments. (4) Weighted average yield includes transactions with Credit Fund as detailed on page 7. • We generated $0.33 per common share of net investment income and $0.36 per share of adjusted net investment income after adjusting for asset acquisition accounting and acceleration of debt issuance costs relating to the 2028 Notes redemption(1) • NAV per share was $16.26 as of 12/31/25, compared to NAV per share of $16.36 as of 9/30/25 • We declared our quarterly dividend of $0.40 for 1Q26, equating to an annualized dividend yield of 12.8% on our stock price as of 12/31/25, which continues to be supported by an estimated $0.74 per share in spillover income(2) Fourth Quarter Results Portfolio & Investment Activity Liquidity & Capital Activity

• In February, the Board approved an upsize of our stock repurchase program for an additional $100.0 million to a size of $300.0 million • We repurchased 1.1 million of additional shares in 2026 for $14.0 million resulting in an additional $0.06 per share of accretion based on 12/31/25 NAV and increasing our inception to date share repurchases to $185.6 million(1) • In February, we increased each member's capital commitment to Credit Fund by $75.0 million to $250.0 million • On 12/23/25, we entered into a new JV, Structured Credit Partners JV, LLC (“SCP”), with Carlyle Credit Solutions, Inc., an affiliated BDC, and two BDCs managed by Sixth Street Partners LLC • SCP will invest in broadly syndicated first lien senior secured loans, financed with long-term, non- mark-to-market, and predominantly investment grade rated CLO debt • SCP will be initially capitalized with $600 million of equity capital commitments including $150 million from CGBD • SCP is expected to be accretive to return on equity given SCP will not be charged any management or incentive fees on the underlying CLOs or at the joint venture level, illustrating Carlyle’s support to CGBD • SCP will benefit from the track record and expertise of Carlyle's and Sixth Street’s CLO platforms including 35 years of CLO management experience and approximately $60 billion of current CLO assets under management • Refer to pages 16 - 19 in the appendix for further details on SCP Q4 2025 Quarterly Highlights (continued) 4 Structured Credit Partners JV Recent Developments (1) As of February 23, 2026

Quarterly Operating Results Detail

(Dollar amounts in thousands, except per share data)	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
SUMMARY INCOME STATEMENT					
Total investment income	$ 56,354	$ 54,864	$ 67,281	$ 66,509	$ 66,913
Total expenses[1]	(32,183)	(34,061)	(39,031)	(39,670)	(42,885)
Net Investment Income[1]	**$ 24,171**	**$ 20,803**	**$ 28,250**	**$ 26,839**	**$ 24,028**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	—	—	1,691
Amortization of premium/discount on acquired assets	—	321	(114)	511	106
Adjusted Net Investment Income[1][2]	**$ 24,171**	**$ 21,124**	**$ 28,136**	**$ 27,350**	**$ 25,825**
Net Investment Income[1]	**$ 24,171**	**$ 20,803**	**$ 28,250**	**$ 26,839**	**$ 24,028**
Net realized and change in unrealized gains (losses)	(3,689)	(7,575)	(13,620)	(2,936)	(6,643)
Net increase (decrease) in net assets resulting from operations[1]	**$ 20,482**	**$ 13,228**	**$ 14,630**	**$ 23,903**	**$ 17,385**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	—	—	1,691
Amortization of premium/discount on acquired assets	—	321	(114)	511	106
Reversal of unrealized appreciation from the amortization on acquired assets	—	(321)	114	(511)	(106)
Adjusted Net Income[1][2]	**$ 20,482**	**$ 13,228**	**$ 14,630**	**$ 23,903**	**$ 19,076**
SUMMARY PER SHARE METRICS					
Net Investment Income per Common Share[1]	**$ 0.47**	**$ 0.40**	**$ 0.39**	**$ 0.37**	**$ 0.33**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	—	—	0.02
Amortization of premium/discount on acquired assets	—	0.01	—	0.01	0.01
Adjusted Net Investment Income per Common Share[1][2]	**$ 0.47**	**$ 0.41**	**$ 0.39**	**$ 0.38**	**$ 0.36**
Net Income (Loss) per Common Share[1]	**$ 0.40**	**$ 0.25**	**$ 0.20**	**$ 0.33**	**$ 0.24**
Acceleration of debt issuance costs, net of incentive fee impact	—	—	—	—	0.02
Amortization of premium/discount on acquired assets	—	0.01	—	0.01	0.01
Reversal of unrealized appreciation from the amortization on acquired assets	—	(0.01)	—	(0.01)	(0.01)
Adjusted Net Income per Common Share[1][2]	**$ 0.40**	**$ 0.25**	**$ 0.20**	**$ 0.33**	**$ 0.26**
Weighted average shares of common stock outstanding	**50,896**	**51,923**	**72,903**	**72,903**	**72,618**

Please refer to the Company's Form 10-Q and Form 10-K for more information.
(1) Inclusive of the preferred stock dividend which was exchanged for common shares in Q1 2025. (2) See appendix for a description of non-GAAP measures.

5

Quarterly Financial Condition Detail

(Dollar amounts in thousands, except per share data)	Q4 2024	QI 2025	Q2 2025	Q3 2025	Q4 2025
SUMMARY BALANCE SHEET					
Total investments, at fair value	$ 1,803,543	$ 2,245,626	$ 2,334,961	$ 2,422,630	$ 2,463,922
Cash, cash equivalents and restricted cash	56,575	250,883	49,218	52,268	76,493
Other assets	65,875	37,299	190,498	83,028	249,752
Total Assets	**$ 1,925,993**	**$ 2,533,808**	**$ 2,574,677**	**$ 2,557,926**	**$ 2,790,167**
Debt and secured borrowings[1]	960,949	1,247,186	1,309,518	1,306,757	1,531,210
Accrued expenses and liabilities	59,840	74,233	67,301	58,569	91,569
Preferred stock	50,000	—	—	—	—
Total Liabilities and Preferred Stock	**$ 1,070,789**	**$ 1,321,419**	**$ 1,376,819**	**$ 1,365,326**	**$ 1,622,779**
Net Assets	**$ 905,204**	**$ 1,212,389**	**$ 1,197,858**	**$ 1,192,600**	**$ 1,167,388**
Preferred stock	(50,000)	—	—	—	—
Net Assets less preferred stock	**$ 855,204**	**$ 1,212,389**	**$ 1,197,858**	**$ 1,192,600**	**$ 1,167,388**
Common shares outstanding at end of period	50,906	72,903	72,903	72,903	71,807
Net Asset Value available to Common	**$ 16.80**	**$ 16.63**	**$ 16.43**	**$ 16.36**	**$ 16.26**
LEVERAGE					
Statutory Debt to Equity[2]	**1.20x**	**1.04x**	**1.10x**	**1.10x**	**1.32x**
TOTAL INVESTMENT PORTFOLIO BY ASSET TYPE [3][4]					
First lien debt	73.4%	83.4%	85.6%	85.7%	83.7%
Second lien debt	6.4%	5.8%	3.9%	3.9%	3.9%
Equity	6.5%	5.4%	5.4%	5.4%	5.8%
Investment funds	13.7%	5.4%	5.1%	5.0%	6.6%
Total	**100.0%**	**100.0%**	**100.0%**	**100.0%**	**100.0%**
Investment funds - First lien debt held	98.6%	99.9%	100.0%	99.9%	99.9%
Senior secured exposure[5]	93.5%	94.4%	94.5%	94.6%	94.2%

Please refer to the Company's Form 10-Q and Form 10-K for more information.

(1) Inclusive of deferred financing costs and the effective interest rate swap hedge. (2) Reflects cumulative convertible preferred securities as debt. These securities are considered "senior securities" for the purposes of calculating asset coverage pursuant to the Investment Company Act. (3) At quarter end. (4) As a percentage of fair value. (5) Represents CGBD's exposure to the respective underlying portfolio companies, including CGBD's proportionate share of the portfolio companies held in Credit Fund and Credit Fund II, prior to February 2025.

6

Origination Activity Detail

(Dollar amounts in thousands and based on par)	Q4 2024	QI 2025	Q2 2025	Q3 2025	Q4 2025
NEW INVESTMENT FUNDINGS BY ASSET TYPE [1]					
First lien debt	$ 179,855	$ 173,719	$ 372,335	$ 250,365	$ 389,055
Second lien debt	2,152	988	1,056	1,142	1,155
Equity[2]	3,957	3,598	2,344	8,906	14,536
CSL III Merger	—	487,879	—	—	—
Credit Fund II Purchase	—	198,824	—	—	—
Total	**$ 185,964**	**$ 865,008**	**$ 375,735**	**$ 260,413**	**$ 404,746**
Weighted Average Yield at Amortized Cost[3][4]	**10.6%**	**9.8%**	**10.0%**	**9.5%**	**8.8%**
SALES & REPAYMENTS BY ASSET TYPE [1]					
First lien debt	$ (61,910)	$ (171,891)	$ (99,904)	$ (136,103)	$ (206,070)
Second lien debt	—	(9,341)	(38,090)	—	—
Equity[2]	(1,522)	(6,415)	(11)	(7,255)	(5,919)
Total	**$ (63,432)**	**$ (187,647)**	**$ (138,005)**	**$ (143,358)**	**$ (211,989)**
Weighted Average Yield at Amortized Cost[4]	**11.2%**	**10.9%**	**10.9%**	**10.4%**	**9.8%**
Net Investment Activity	**$ 122,532**	**$ 677,361**	**$ 237,730**	**$ 117,055**	**$ 192,757**
PURCHASES AND SALES WITH INVESTMENT FUNDS					
Purchases from Investment Funds	$ —	$ —	$ —	$ —	$ 8,488
Sales to Investment Funds	(25,310)	(89,348)	(150,309)	(47,636)	(215,176)
Credit Fund Mezzanine Loan	—	—	—	—	40,500
Credit Fund Return of Capital	—	(62,500)	—	—	—
Net Investment Fund Activity	**$ (25,310)**	**$ (151,848)**	**$ (150,309)**	**$ (47,636)**	**$ (166,188)**
Weighted Average Yield on Debt Investments at Amortized Cost[5][6]	**11.2%**	**10.8%**	**10.6%**	**10.3%**	**9.7%**
Weighted Average Yield on Income Producing Investments at Amortized Cost[5][6]	**11.7 %**	**10.9 %**	**10.9 %**	**10.6 %**	**10.1%**

Please refer to the Company's Form 10-Q and Form 10-K for more information. No assurance is given that the Company will continue to achieve comparable results.

(1) Excludes activity between the Company and the Investment Funds with the exception of the investments assumed as part of the Credit Fund II Purchase. (2) Based on cost paid/proceeds received from equity activity. (3) Excludes the effect of the CSL III Merger and Credit Fund II Purchase. (4) Weighted average yield includes transactions with Credit Fund. (5) Weighted average yields represent yields of the Company and exclude investments on non-accrual status. Weighted average yields of income producing investments include Middle Market Credit Fund ("Credit Fund") and, prior to Q1 2025, Middle Market Credit Fund II ("Credit Fund II" and with Credit Fund. the "Investment Funds"), as well as income producing equity investments. (6) At period end.

7

Portfolio Highlights

Total investments at fair value ($mm)	$2,464
Weighted Average Yield on Income Producing Investments at Amortized Cost(1)	10.1%
Number of investments	229
Number of portfolio companies	165
Average exposure by portfolio company(2)	0.6%
Non-accrual investments(2)	1.2%

Floating Rate(3)
99.5%

Senior Secured Exposure(3)
94%

Company EBITDA(4) (Median)
$97mm

Sponsored
95%

Key Statistics

Asset Mix(2)

Portfolio

Industry Exposure(2)(3)



First Lien Debt
Second Lien Debt
Equity Investments
Investment Funds
84%
4%
6%
6%



Healthcare & Pharmaceuticals
Software
Diversified Financial Services
Business Services
Consumer Services
High Tech Industries
Construction & Building
Leisure Products & Services
All Others
18%
11%
9%
9%
8%
7%
5%
5%
28%

Note: Information presented is as of December 31, 2025 (1) Weighted average yields exclude investments placed on non-accrual status. Weighted average yields of income producing investments include Credit Fund, as well as income producing equity investments. (2) As a percentage of fair value. (3) Represents CGBD's exposure to the respective underlying portfolio companies, including CGBD's proportionate share of the portfolio companies held in the Credit Fund. (4) Excludes equity positions, loans on non-accrual, unfunded commitments, and certain asset-backed, asset-based, and recurring revenue loans.

8

Overview of Investment Fund

- During Q4, Credit Fund's portfolio growth was driven by $274 million in purchases from CGBD and direct originations. Total portfolio size increased to $958 million with no management fees or incentive fees charged to the vehicle.
- Credit Fund revolving credit facility commitments were increased to $800 million as we aim to continue to grow the accretive Credit Fund.

Key Statistics – Credit Fund	
CGBD Investment at cost ($mm)[1]	$171
CGBD ownership	50.0%
% of CGBD Portfolio	6.6%
Net Financial Leverage[2]	2.89x
Effective cost of debt	SOFR +1.60%
Annualized dividend yield to CGBD	15.3%

Portfolio Statistics – Credit Fund	
Investments, at fair value ($mm)	$958
Portfolio companies	55
Floating rate	100.0%
First lien	99.9%
Yield of debt investments at cost[3]	9.1%
Non-accrual[4]	0.7%

Diversification by Borrower


Top 10 Investments
Next 11-25
Remaining Investments
30%
33%
37%

Diversification by Industry


Diversified Financial Services
Business Services
Consumer Services
High Tech Industries
Auto Aftermarket & Services
Construction & Building
Healthcare & Pharmaceuticals
Capital Equipment
All Others
13%
13%
7%
7%
6%
6%
5%
4%
39%

Note: Information presented is as of December 31, 2025 (1) Includes the $40.5 million investment in the mezzanine loan. (2) Net financial leverage, which includes the net liability working capital position at period end of $126.0 million, was calculated based on $261.0 million of subordinated loans (3) Weighted average yields at cost of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Weighted average yields exclude investments placed on non-accrual status. Actual yields earned over the life of each investment could differ materially from the yields presented above. (4) As a percentage of fair value.

9

Funding and Capital Management Overview

100% of our balance sheet leverage is floating rate and we have limited maturities on our financing facilities until Q1 2030[2]

Overview of Balance Sheet Financing

As of December 31, 2025	Commitment	Outstanding	Maturity Date	Pricing[1]
Credit Facility	$960	$564	3/12/2030[2]	SOFR + 1.88%
CLO 2015-1N[3]	$380	$380	7/1/2036	SOFR + 1.94%
2030 Senior Notes	$300	$300	2/18/2030	SOFR + 3.23%[4]
2031 Senior Notes	$300	$300	2/15/2031	SOFR + 2.31%[4]
Total / Weighted Average[5]	**$1,940**	**$1,544**	**5.8 years**	**SOFR + 2.25%**

Upcoming Debt Maturities, by Commitment



$1,125
$680
$135
2026
2027
2028
2029
2030
2031 or Later
Credit Facility
Senior Notes
CLO 2015-1N Debt

% of Committed Balance Sheet Leverage Available



20%

% of Utilized Balance Sheet Leverage With Non-Mark-To-Market[6]



63%

(1) SOFR borrowings are subject to an additional spread adjustment. (2) $135,000 of the $960,000 in commitments will mature on May 25, 2027. (3) Amounts exclude $30 million of Class C-R Notes retained by the Company. (4) Represents the floating interest rate paid by the Company as part of the interest rate swap agreement. The stated interest rate of the 2030 senior notes is 6.75%, and the stated interest rate of the 2031 senior notes is 5.75%. (5) Weighted average maturity and pricing amounts are calculated based on amount outstanding. (6) Represents the CLO 2015-1N, the 2030 Senior Notes, and the 2031 Senior Notes.

10

Net Asset Value Per Share Bridge

Q4 2025



Adjusted NII $0.36
$16.36
$0.33
$0.03
$(0.40)
$(0.09)
$(0.03)
$0.06
$16.26
September 30, 2025 NAV
Net Investment Income
Non-GAAP Net Investment Income Adjustments (1)
Dividend Declared
Net Realized and Unrealized Gain (Loss)
Non-GAAP Net Investment Income Adjustments (1)
Accretion from Share Repurchases
December 31, 2025 NAV

FY 2025



Adjusted NII $1.51
$16.80
$1.48
$0.03
$(1.65)
$(0.46)
$(0.03)
$0.03
$0.06
$16.26
December 31, 2024 NAV
Net Investment Income
Non-GAAP Net Investment Income Adjustments (1)
Dividend Declared
Net Realized and Unrealized Gain (Loss)
Non-GAAP Net Investment Income Adjustments (1)
Accretion from Share Issuances
Accretion from Share Repurchases
December 31, 2025 NAV

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized gain (loss) per share are based on the weighted average number of shares outstanding for the period. Net investment income is also net of the preferred dividend paid during Q1'25. Totals may not sum due to rounding.

(1) Non-GAAP Net Investment Income Adjustments included (i) the amortization/accretion resulting from the new cost basis of the investments acquired and accounted for under the acquisition method of accounting in accordance with ASC 805 and (ii) the one-time purchase or non-recurring investment income and expense events, including the effects on incentive fees. See appendix for a description of non-GAAP measures.

11

Risk Rating Distribution

- As of December 31, 2025, five borrowers were on non-accrual status, representing 1.2% of total investments at fair value and 1.8% at amortized cost, compared to 1.0% and 1.6%, respectively, as of the prior period

PORTFOLIO RISK RATINGS

(Dollar amounts in thousands)	September 30, 2025		December 31, 2025	
Internal Risk Rating	**Fair Value**	**% of Fair Value**	**Fair Value**	**% of Fair Value**
1	$—	—%	$—	—%
2	1,986,434	91.4%	2,011,980	93.3%
3	162,578	7.5%	114,456	5.3%
4	7,761	0.4%	20,240	0.9%
5	15,333	0.7%	10,301	0.5%
Total	**$2,172,106**	**100.0%**	**$2,156,977**	**100.0%**

RATING	DEFINITION
1	Borrower is operating above expectations, and the trends and risk factors are generally favorable.
2	Borrower is operating generally as expected or at an acceptable level of performance. The level of risk to our initial cost basis is similar to the risk to our initial cost basis at the time of origination. This is the initial risk rating assigned to all new borrowers.
3	Borrower is operating below expectations and level of risk to our cost basis has increased since the time of origination. The borrower may be out of compliance with debt covenants. Payments are generally current although there may be higher risk of payment default.
4	Borrower is operating materially below expectations and the loan's risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due, but generally not by more than 120 days. It is anticipated that we may not recoup our initial cost basis and may realize a loss of our initial cost basis upon exit.
5	Borrower is operating substantially below expectations and the loan's risk has increased substantially since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. It is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit.

12

$0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.34 $0.36 $0.37 $0.37 $0.37 $0.37 $0.40 $0.40 $0.40 $0.40 $0.40 $0.40 $0.40 $0.40 $0.74 $0.05 $0.04 $0.05 $0.04 $0.06 $0.07 $0.08 $0.08 $0.06 $0.08 $0.07 $0.07 $0.07 $0.07 $0.08 $0.07 $0.07 $0.05 $0.05 Base Dividend Supplemental Dividend Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Spillover Income Note: Historical dividend data for dividends declared prior to the period shown are available on the Company’s website at carlylesecuredlending.com. There can be no assurance that the Company will continue to achieve comparable results. (1) Spillover income is sum of the excess 2024 U.S. federal taxable income available for carry over into 2025 and the current taxable income for 2025. 2025 taxable income is estimated based on current year to date activity and cannot be confirmed until after the close of the tax year. (2) As of February 23, 2026 (3) Based on the 1Q26 dividend declared (4) Represents shares repurchased as part of the Company's Stock Repurchase Program, which was originally approved on November 5, 2018. (5) Represents the maximum value that may be repurchased as part of the Company's Stock Repurchase Program as of February 23, 2026 and inclusive of the $100.0 million upsize in the program as approved on February 18, 2026. Stock and Dividend Information 13 Ticker Exchange Shares Outstanding(2) Market Cap(2) Annualized Dividend Yield(3) ITD Share Repurchases(2)(4) Share Repurchases Remaining(2)(5) CGBD NASDAQ 71M $785M 9.8% $186M $114M Historical Dividend Data • As of Q4'25, we have an estimated $53.4 million or $0.74 per share of spillover income(1) available to continue to support our quarterly dividend • We repurchased $13.9 million of shares during the quarter, plus an additional $14.0 million in 2026(2) for a total of $27.9 million, and in 2026, we upsized our stock repurchase program for an additional $100.0 million to a size of $300.0 million • Repurchases in Q4 were at an average discount to 9/30/2025 NAV per share of 22.6% resulting in $0.06 per share of NAV accretion

CGBD NAV Preservation $16.56 $16.36 Q4'19 NAV/Share Q3'25 $14.00 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 Past performance is not indicative of future results. For illustrative purposes only. There is no assurance that market trends will continue. BDC Peers include 15 externally managed, publicly traded BDCs with market capitalizations over $750 million with pre-COVID IPO dates and excludes BDCs with reverse stock splits during the period. Information is sourced from public filings. Historical Net Asset Value Information 14 BDC Peers NAV Decline $15.73 $14.20 Q4'19 NAV/Share Q3'25 $14.00 $14.50 $15.00 $15.50 $16.00 $16.50 $17.00 (9.7)% (1.2)% CGBD NAV per share has remained relatively flat since 2019 while BDC peers experienced an average decline of 9.7%

15 Appendix

T R A D E S E C R E T & S T R I C T L Y C O N F I D E N T I A L 1 Structured Credit Partners JV, LLC (“SCP”) – Executive Summary Description • Structured Credit Partners JV, LLC (“SCP”) is a joint venture capitalized by two BDCs managed by Carlyle and two BDCs managed by Sixth Street that will invest directly in broadly syndicated loans financed with long-term, non-mark-to-market, and predominantly investment grade rated CLO debt • Each pool of broadly syndicated loans will be 100% owned by SCP and managed respectively by an affiliate of Carlyle or Sixth Street • SCP is capitalized with $600 million of equity commitments from BDCs managed by Carlyle and Sixth Street Value to BDC Shareholders • Advantaged returns to BDC shareholders through fee-free structure at the JV and underlying CLOs, given a typical third-party CLO charges management fees of 40 to 50 basis points of assets • Historical median CLO returns have typically been within the 10% to 12% range, and we expect a potential 400 to 500 basis point uplift from SCP’s no-fee structure • Expands the opportunity set to a broader range of investments that deliver attractive risk / return Investment Rationale • Powered by two market-leading CLO platforms with proven track records and extensive operational scale • Underlying assets are expected to be predominantly first lien senior secured floating rate loans with external credit ratings • JV structure establishes systematic diversification across borrowers, industries and vintages • SCP will maintain full control over the lifecycle of each pool of broadly syndicated loans including ongoing active management

Outsized Returns Potential Given Advantaged Structure

Investment Rationale

1. SCP is expected to generate 400-500 bps of incremental CLO return driven by no management or incentive fees at the JV or underlying CLOs
2. SCP returns expected to be accretive to CGBD's return on equity
3. Optimizes BDC non-qualifying asset capacity for compelling relative value investment opportunity
4. Potential to increase NII on a quarterly basis through cash dividend paid from JV to BDCs
5. Financed via attractive long-term, non-mark-to-market, and predominantly investment grade rated CLO debt

Value to BDC Shareholders

Investment Return		
Illustrative Unit Economics	Market CLO	SCP Excess Return
Illustrative Return	10% - 12%	4% - 5%

Excess return driven by no management or incentive fees at the JV or underlying CLOs

Differentiated Credit Analysis with Cycle Aware Positioning

Focus on Loss Avoidance and Overweight Resilient Industries

Opportunistic Management in Volatility

17

SCP Organizational Structure

CARLYLE

SIXTH STREET

50%/50% Economic and Governance Split Between Carlyle-Managed and Sixth Street-Managed BDCs[1]

Carlyle Secured Lending, Inc. (CGBD)	Carlyle Credit Solutions, Inc.	Sixth Street Specialty Lending, Inc. (TSLX)	Sixth Street Lending Partners
($150mm)	*($150mm)*	*($200mm)*	*($100mm)*

Capital commitments

Quarterly cash distributions

Structured Credit Partners JV, LLC
($600mm commitments)

Capital contributions

Quarterly cash distributions

$6 billion to $7 billion of first lien, broadly syndicated loans

JV capital contributions

Long-term, non-mark-to-market, predominantly investment grade rated CLO financing

SCP will seek to invest in highly diversified first lien senior secured floating rate loans, financed with predominantly investment grade-rated CLO debt

1) All key investment, financing, and capital decisions are subject to approval by the JV board (with delegated authority to Committees where appropriate), which has equal representation from each BDC. Approvals are required to be unanimous with quorum.

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T R A D E S E C R E T & S T R I C T L Y C O N F I D E N T I A L 4 Leading CLO Platforms Deliver Edge for SCP Structured Credit Partners • Decades of combined liquid credit and CLO experience on SCP’s board of directors and across two leading platforms • 42+ sector-aligned research analysts with hundreds of credits covered • Substantial historical outperformance on losses • Deep and scaled relationships with financial sponsors and the Street drives early looks, high loan allocation fulfillment and best-in-class liability execution Carlyle Liquid Credit • With its first CLO issuance in 1999, Carlyle has a demonstrated track record managing CLOs over multiple credit cycles • One of the largest CLO managers globally, managing $50 billion in 100+ CLOs across the U.S. and Europe • Seasoned investment team with established credit selection expertise including 30+ industry-focused credit research investment professionals and 70+ investment professionals • Active portfolio management with over $30 billion in yearly loan trading activity keeps Carlyle close to the Street Sixth Street Public Markets • Sixth Street has a 16+ year liquid credit investing track record with $60+ billion of capital deployed across liquid credit and $20+ billion of current public markets AUM • 10+ year CLO management track record, with 31 CLOs issued since inception and $11+ billion of current CLO AUM • 37 investment professionals, including 12 sector-aligned and dedicated performing loan research analysts, across stress/distress, structured credit, capital markets and structuring • 400+ unique loan issuers covered

Carlyle Firm Overview[1]

Firm Overview

Founded:	1987
AUM:	$477 bn
Employees:	2,500+
Investment Professionals[2]:	770
Offices / Countries:	27 / 17

Global Credit	**$211 bn AUM[3]**	*205+ Investment professionals[4]*
Global Private Equity	**$164 bn AUM**	*425+ Investment professionals*
Carlyle AlpInvest	**$102 bn AUM**	*125+ Investment professionals*

The Carlyle Edge

- ✓ **Reach:** "One Carlyle" Global Network
- ✓ **Expertise:** Deep Industry Knowledge
- ✓ **Impact:** Executive Operations Group
- ✓ **Data:** Portfolio Intelligence

Global Investment Platform



Note: AUM numbers may not sum to total due to rounding. Certain communications between Carlyle Global Credit and investment professionals in other business segments may be restricted in accordance with Carlyle's information barrier policy. ***Past performance is not indicative of future results and there can be no assurance that any trends will continue.***

(1) Firm data as of December 31, 2025 (2) Total includes Investment Professionals in the Executive Group (3) Carlyle Global Credit AUM includes $86.9 billion of insurance related assets (4) Includes 10 professionals in the Carlyle Global Credit Capital Markets group.

Note: AUM may differ from any comparable "AUM" disclosure in other non-public or public sources (including public regulatory filings.). Certain communications between Carlyle Global Credit and investment professionals in other business segments may be restricted in accordance with Carlyle's information barrier policy. Statements about "Carlyle edge" are opinions and beliefs of Carlyle, and should not be relied upon as a promise or representation as to past or future performance.

20

Carlyle Global Credit Platform

CARLYLE GLOBAL CREDIT – $211BN AUM[1]

LIQUID CREDIT *AUM: $50.1 billion*		PRIVATE CREDIT *AUM: $33.9 billion*		REAL ASSETS CREDIT *AUM: $20.2 billion*		ASSET-BACKED FINANCE *AUM: $10.2 billion*	
CLO MANAGEMENT	Carlyle managed CLOs (broadly syndicated senior secured bank loans)	DIRECT LENDING	Directly originated loans, primarily first lien and financial sponsor-backed	AVIATION FINANCE	Commercial aircraft leasing / servicing and securitization of aircraft portfolios	IG DEBT	Directly originated, privately structured asset-backed solutions, focused on acquiring or lending against diversified pools of collateral with contractual cash flows
CLO INVESTMENT	Equity and debt CLO tranches	OPPORTUNISTIC CREDIT	Directly originated private capital solutions primarily for non-sponsored companies	INFRASTRUCTURE CREDIT	Credit investments in U.S. and international infrastructure assets	NON-IG DEBT	
LOANS & REVOLVING CREDIT	Senior secured revolving credit facilities of non-IG issuers	HYBRID CAPITAL	Flexible mandate across credit-oriented solutions, structured equity, and stressed / dislocated investments	REAL ESTATE CREDIT	Lending to global real estate projects	RESIDUAL / EQUITY	

PLATFORM INITIATIVES
AUM: $96.9 billion[1]

CARLYLE TACTICAL CREDIT FUND	CROSS-PLATFORM SMAs	ADVISORY CAPITAL
Investing dynamically across Carlyle's entire credit platform	Tailored separate accounts investing across the credit platform	Credit assets sub-advised for insurance platform

Source: The Carlyle Group. As of December 31, 2025 unless otherwise stated. Strategy characteristics are summary in nature and not intended to be an exhaustive list; any particular investment may not have any such characteristics.
1) Carlyle Global Credit and Platform Initiatives AUM includes $86.9 billion of insurance related assets.

21

22 Carlyle Direct Lending Investment Philosophy & Overview Note: Comments made here are based on Carlyle’s subjective views. There can be no assurance that a Fund will be able to achieve comparable results, implement its investment strategy or achieve its investment objective. No assurance is given that any trends will continue, that forecasts will ultimately materialize, or that investment opportunities will be available. Carlyle Direct Lending seeks to operate in the core and upper middle market, utilizing an integrated platform sourcing approach Focus on performing, non-cyclical companies with EBITDA of $25mn or greater, primarily backed by high-quality financial sponsors Employ a rigorous and consistent investment process informed by the capability of the entire Carlyle platform Target a defensive approach to lending via disciplined underwriting with deep industry sector expertise Seek to deliver sustainable current cash income from predominantly first lien, senior secured, floating rate instruments 1 2 3 4

Quarterly Balance Sheet Detail

(Dollar amounts in thousands, except per share data)	Q4 2024	QI 2025	Q2 2025	Q3 2025	Q4 2025
ASSETS					
Investments—non-controlled/non-affiliated, at fair value	$ 1,485,049	$ 2,050,323	$ 2,143,227	$ 2,200,482	$ 2,197,244
Investments—non-controlled/affiliated, at fair value	71,861	73,912	71,570	101,931	103,064
Investments—controlled/affiliated, at fair value	246,633	121,391	120,164	120,217	163,614
Total Investments, at Fair Value	**1,803,543**	**2,245,626**	**2,334,961**	**2,422,630**	**2,463,922**
Cash, cash equivalents and restricted cash	56,575	250,883	49,218	52,268	76,493
Receivable for investments sold/repaid	25,407	644	151,022	48,069	214,757
Interest and dividend receivable	32,436	25,154	29,195	24,511	24,678
Derivative assets, at fair value	1,863	306	742	901	298
Prepaid expenses and other assets	6,169	11,195	9,539	9,547	10,019
Total Assets	**$ 1,925,993**	**$ 2,533,808**	**$ 2,574,677**	**2,557,926**	**$ 2,790,167**
LIABILITIES & NET ASSETS					
Debt and secured borrowings	$ 960,949	$ 1,247,186	$ 1,309,518	$ 1,306,757	$ 1,531,210
Payable for investments purchased	1,353	16,395	880	368	21,547
Interest and credit facility fees payable	10,853	12,061	17,287	11,515	19,092
Dividend payable	22,908	22,931	29,162	29,161	28,723
Base management and incentive fees payable	11,908	13,405	14,599	14,751	14,360
Administrative service fees payable	885	986	326	840	1,261
Derivative liabilities, at fair value	6,875	3,502	—	500	1,436
Other accrued expenses and liabilities	5,058	4,953	5,047	1,434	5,150
Total Liabilities	**1,020,789**	**1,321,419**	**1,376,819**	**1,365,326**	**1,622,779**
Preferred Stock	50,000	—	—	—	—
Total Liabilities and Preferred Stock	**1,070,789**	**1,321,419**	**1,376,819**	**1,365,326**	**1,622,779**
Net Assets	**$ 855,204**	**$ 1,212,389**	**$ 1,197,858**	**1,192,600**	**$ 1,167,388**
Net Asset Value Per Common Share	**$ 16.80**	**$ 16.63**	**$ 16.43**	**$ 16.36**	**$ 16.26**

Please refer to the Company's Form 10-Q and Form 10-K for more information.

23

Quarterly Income Statement Detail

(Dollar amounts in thousands, except per share data)	Q4 2024	QI 2025	Q2 2025	Q3 2025	Q4 2025
INVESTMENT INCOME					
Interest income[(1)]	$ 45,697	$ 47,359	$ 60,830	$ 59,794	$ 60,721
Dividend income from credit funds	9,572	6,554	5,000	5,000	5,000
Other income	1,085	951	1,451	1,715	1,192
Total Investment Income	**$ 56,354**	**$ 54,864**	**$ 67,281**	**$ 66,509**	**$ 66,913**
EXPENSES					
Management fees	$ 6,753	$ 7,609	$ 8,665	$ 9,139	$ 9,231
Incentive fees	5,155	4,400	5,934	5,612	5,130
Interest expense and credit facility fees	17,124	18,603	21,727	22,306	25,450
Other expenses	2,094	1,947	2,325	2,113	2,724
Excise tax expense	182	676	380	500	350
Net Expenses	**$ 31,308**	**$ 33,235**	**$ 39,031**	**$ 39,670**	**$ 42,885**
Preferred stock dividend	875	826	—	—	—
Net Investment Income[(2)]	**$ 24,171**	**$ 20,803**	**$ 28,250**	**$ 26,839**	**$ 24,028**
Net realized and change in unrealized gains (losses)	(3,689)	(7,575)	(13,620)	(2,936)	(6,643)
Net increase (decrease) in net assets resulting from operations[(2)]	**$ 20,482**	**$ 13,228**	**$ 14,630**	**$ 23,903**	**$ 17,385**
Net Investment Income per Common Share	**$ 0.47**	**$ 0.40**	**$ 0.39**	**$ 0.37**	**$ 0.33**
Net Income (Loss) per Common Share	**$ 0.40**	**$ 0.25**	**$ 0.20**	**$ 0.33**	**$ 0.24**

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the Company's Form 10-Q and Form 10-K for additional details.

(1) Inclusive of payment-in-kind interest income. (2) Presented net of the preferred stock dividend for the period.

24

On a supplemental basis, we are disclosing Adjusted Net Investment Income, Adjusted Net Investment Income Per Common Share, Adjusted Net Income and Adjusted Net Income Per Common Share each of which is calculated and presented on a basis other than in accordance with GAAP (“non-GAAP”). We use these non-GAAP financial measures internally to analyze and evaluate financial results and performance, and we believe these non-GAAP financial measures are useful to investors as an additional tool to evaluate our ongoing results and trends and to review our performance without giving effect to (i) the amortization/accretion resulting from the new cost basis of the investments acquired and accounted for under the acquisition method of accounting in accordance with ASC 805 and (ii) the one-time purchase or non-recurring investment income and expense events, including the effects on incentive fees. In addition, Company’s management uses the non-GAAP financial measure described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not had similar one-time or non-recurring events. The presentation of these non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation. Starting in the first quarter of 2025, the adjustment to Adjusted Net Investment Income Per Common Share Represents the difference between GAAP amortization under the asset acquisition method of accounting in accordance with ASC 805 and management’s non-GAAP measure of amortization related to assets acquired in connection with the CSL III Merger on March 27, 2025, and the Credit Fund II Purchase on February 11, 2025. This adjustment reflects management’s view of the economic yield on the acquired assets and is consistent with the internal evaluation of performance. The following details the additional one-time or non-recurring events considered as part of the non-GAAP measures: • On December 1, 2025, the Company redeemed the 8.20% senior unsecured notes due December 1, 2028 (the “2028 Notes”). Refer to Note 9, Borrowings, in the Company’s Form 10-K for the Annual Period ended December 31, 2025 for more information on the redemption of the 2028 Notes. In connection with the redemption, the debt issuance costs were accelerated in accordance with GAAP. Non-GAAP Measures 25